Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-258121 and No. 333-258122) of SOPHiA GENETICS SA of our report dated March 15, 2022 relating to the consolidated financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers SA

Lausanne, Switzerland
March 15, 2022